Exhibit 99.1

FOR IMMEDIATE RELEASE

ACHILLION ANNOUNCES APPOINTMENT OF NEW HEAD OF BUSINESS DEVELOPMENT

New Haven, Conn., January 7, 2009 – Achillion Pharmaceuticals, Inc. (NASDAQ: ACHN), a leader in the discovery and development of small molecule drugs to combat the most challenging infectious diseases, today announced the appointment of Joseph Truitt as Vice President of Business Development and Chief Commercial Officer. Mr. Truitt, who joins Achillion from ViroPharma, Inc. which recently acquired Lev Pharmaceuticals, Inc., will be responsible for identifying, evaluating and executing corporate partnerships, strategic initiatives and new product opportunities.

“I am pleased to welcome Joe to Achillion at this important time in the Company’s growth. Joe’s broad commercial experience and his proven track record in deal-making will be great assets to Achillion in the coming year,” said Michael Kishbauch, Achillion’s President and Chief Executive Officer. “I’ve previously worked with Joe and know that he has a deep understanding of the commercial underpinnings of the pharmaceutical market. Joe’s contributions will be critical as we look to accelerate our strategic partnering efforts,” added Kishbauch.

Mr. Truitt has held various senior management positions during his successful twenty year career. Most recently, beginning in October 2007, Mr. Truitt was Vice President of Business Development and Product Strategy for Lev Pharmaceuticals, Inc. Prior to this position, from July 2006 through September 2007, he served as Lev’s Vice President of Sales and Marketing. At Lev, Mr. Truitt led the build out of the commercial team and infrastructure in preparation for product launch. Mr. Truitt joined Lev from Johnson & Johnson, where he was Vice President of Sales and Operations and directed commercial operations and had P&L responsibility for sales, operations and national accounts at the company’s OraPharma subsidiary. Prior to its acquisition by Johnson & Johnson, Mr. Truitt built the sales management team at OraPharma, Inc., and led the successful launch of the company’s flagship product, Arestin®, a leading antibiotic for periodontal disease.

Mr. Truitt holds a B.S. degree in marketing from LaSalle University, Philadelphia, and an M.B.A. degree from St. Joseph’s University, Philadelphia.

About Achillion Achillion is an innovative pharmaceutical company dedicated to bringing important new treatments to patients with infectious disease. The company’s proven discovery and development teams have advanced multiple product candidates with novel mechanisms of action. Achillion is focused on solutions for the most challenging problems in infectious disease – hepatitis, resistant bacterial infections and HIV. For more information on Achillion Pharmaceuticals, please visit the company’s web site at www.achillion.com.

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors, including statements with respect to Achillion’s ability to discover and develop drug candidates. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: unexpected delays in developing partnerships, uncertainties related to strategic initiatives, unexpected regulatory actions or delays; uncertainties relating to results of clinical trials; and Achillion’s ability to obtain additional funding required to conduct its research, development and commercialization activities. These and other risks are described in the reports filed by Achillion with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007.

All forward-looking statements reflect Achillion’s expectations only as of the date of this release and should not be relied upon as reflecting Achillion’s views, expectations or beliefs at any date subsequent to the date of this release. Achillion anticipates that subsequent events and developments may cause these views, expectations and beliefs to change. However, while Achillion may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

ACHN-G

Company Contact:

Mary Kay Fenton

Achillion Pharmaceuticals, Inc.

Tel. (203) 624-7000

mfenton@achillion.com

Investors:

Anne Marie Fields

Lippert/Heilshorn & Associates, Inc.

Tel. (212) 838-3777

afields@lhai.com

Bruce Voss

Lippert/Heilshorn & Associates, Inc.

Tel. (310) 691-7100

bvoss@lhai.com

Media:

Jules Abraham

Lippert/Heilshorn & Associates, Inc.

Tel. (212) 838-3777

jabraham@lhai.com

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